Exhibit 99.1

Luna Innovations Incorporated Reports Third Quarter and First Nine Months of 2017 Financial Results
Net income from continuing operations improved to $0.5 million for the three months ended September 30, 2017 compared to a net loss from continuing operations of $(0.4) million for the three months ended September 30, 2016. Cash and cash equivalents were $38.5 million at September 30, 2017.

(ROANOKE, VA, November 13, 2017) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three and nine months ended September 30, 2017.

For the three months ended September 30, 2017, Luna reported net income of $15.8 million compared to a net loss of $(0.4) million for the three months ended September 30, 2016. Net income for the 2017 period included an after-tax gain of $15.1 million recognized on the sale of Luna's high speed optical receivers ("HSOR") business in August 2017. Net income from continuing operations improved by $0.9 million, to $0.5 million, or $0.02 per share, for the three months ended September 30, 2017, compared to a net loss from continuing operations of $(0.4) million, or $(0.01) per share, for the three months ended September 30, 2016. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $0.9 million for the three months ended September 30, 2017 compared to $0.3 million for the three months ended September 30, 2016. A reconciliation of net income/(loss) to adjusted EBITDA can be found in the schedules included in this release.
“We are extremely pleased with our third quarter financial results," said Scott Graeff, president and chief executive officer of Luna. "The combination of positive income from our continuing operations for the quarter and the significant liquidity provided by the sale of the HSOR business provides a solid foundation for Luna to continue to drive its fiber optic test & measurement initiative. I am excited to be taking on the leadership of the company at this time of high growth potential within our strategic initiative, supported by a highly dedicated group of talented employees and a strong balance sheet."

Third Quarter Financial Summary

Total revenues for the three months ended September 30, 2017, were $11.6 million compared to $11.2 million for the three months ended September 30, 2016. Technology development revenues increased 11% to $4.6 million for the three months ended September 30, 2017, compared to $4.1 million for the three months ended September 30, 2016. Products and licensing revenues remained substantially unchanged at $7.1 million for the three months ended September 30, 2017 and 2016. The increase in the technology development revenues for the three months ended September 30, 2017 compared to the three months ended September 30, 2016 was realized primarily in Luna's intelligent systems research group.
Gross profit was $4.5 million, or 39% of revenues, for the three months ended September 30, 2017, compared to gross profit of $4.4 million, or 39% of revenues, for the three months ended September 30, 2016.
Selling, general and administrative expenses were $3.3 million for the three months ended September 30, 2017, compared to $3.8 million for the three months ended September 30, 2016. The decrease in selling, general and administrative expense was largely driven by a $0.2 million decrease in bad debt expense and a $0.2 million decrease in sales and marketing expenses resulting from lower headcount in the three months ended September 30, 2017.
Research, development and engineering expenses remained substantially unchanged at $0.8 million for the three months ended September 30, 2017 and 2016.
Net income from continuing operations improved to $0.5 million for the three months ended September 30, 2017, compared to a net loss from continuing operations of $(0.4) million for the three months ended September 30, 2016. Net income from discontinued operations was $15.2 million for the three months ended September 30, 2017, compared to a net loss from discontinued operations of $(0.1) million for the three months ended September 30, 2016. Net income from discontinued operations for the three months ended September 30, 2017, included the recognition of the after tax gain on the sale of the HSOR business of $15.1 million in addition to after tax income of $0.1 million associated with the operations of the HSOR business prior to its sale. Net loss from discontinued operations for the three months ended September 30, 2016, reflect the after tax results of operations of the HSOR business during the period.
Net income attributable to common stockholders for the three months ended September 30, 2017 was $15.7 million, compared to a net loss attributable to common stockholders of $(0.5) million for the three months ended September 30, 2016. Adjusted EBITDA was $0.9 million for the three months ended September 30, 2017, compared to $0.3 million for the three months ended September 30, 2016.

Year to Date Financial Summary

Total revenues for the nine months ended September 30, 2017, were $33.0 million, compared to $30.1 million for the nine months ended September 30, 2016. Technology development revenues increased 14% to $13.4 million for the nine months ended September 30, 2017, compared to $11.8 million for the nine months ended September 30, 2016. The increase in technology development revenues was primarily as a result of increased sales in Luna's intelligent systems, nanomaterials, and biomedical technologies groups. Products and licensing revenues were $19.6 million for the nine months ended September 30, 2017, compared to $18.3 million for the nine months ended September 30, 2016. The increase in Products and Licensing segment revenues was primarily driven by an increase in Luna's sales of optical backscatter reflectometer instruments and optoelectronic components.
Gross profit increased to $12.8 million, or 39% of revenues for the nine months ended September 30, 2017, compared to $11.1 million, or 37% of revenues, for the nine months ended September 30, 2016.
Selling, general and administrative expenses decreased to $10.3 million for the nine months ended September 30, 2017, compared to $11.3 million for the nine months ended September 30, 2016. The decrease in selling, general and administrative expenses year to date was primarily related to a $0.2 million decrease in bad debt expense, a $0.2 million decrease in share based compensation expense, and a $0.4 million decrease in sales and marketing costs.
Research, development and engineering expenses decreased to $2.6 million for the nine months ended September 30, 2017, compared to $2.8 million for the nine months ended September 30, 2016. The decrease was due to lower engineering costs in internal research for Luna's Terahertz product as more engineering time was spent on externally funded research activities and, accordingly, included in Luna's technology development cost of revenues.
Net loss from continuing operations improved to $(0.3) million for the nine months ended September 30, 2017, compared to $(3.0) million for the nine months ended September 30, 2016. Net income from discontinued operations was $14.5 million for the nine months ended September 30, 2017, compared to $0.3 million for the nine months ended September 30, 2016. Net income from discontinued operations for the nine months ended September 30, 2017, included an after tax gain of $15.1 million recognized on the sale of the HSOR business offset by an after tax loss of $(0.6) million related to the operations of the HSOR business prior to its sale. Net income from discontinued operations for the nine months ended September 30, 2016, included the after tax income related to the operations of the HSOR business during the period.
Net income/(loss) attributable to common stockholders improved to a net income of $14.1 million for the nine months ended September 30, 2017, compared to a net loss of $(2.8) million for the nine months ended September 30, 2016. Adjusted EBITDA increased to $1.2 million for the nine months ended September 30, 2017, compared to $(1.2) million for the nine months ended September 30, 2016.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (EST) today to discuss its financial results for the three and nine months ended September 30, 2017, and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 2469766. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding the high growth potential within Luna's strategic initiative. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Technology development	$4,590,054	$4,118,245	$13,428,428	$11,772,731
Products and licensing	7,052,094	7,066,908	19,593,648	18,301,631
Total revenues	11,642,148	11,185,153	33,022,076	30,074,362
Cost of revenues:
Technology development	3,491,840	3,068,360	10,045,261	8,986,312
Products and licensing	3,617,547	3,758,765	10,201,459	9,954,987
Total cost of revenues	7,109,387	6,827,125	20,246,720	18,941,299
Gross profit	4,532,761	4,358,028	12,775,356	11,133,063
Operating expense:
Selling, general and administrative	3,256,074	3,816,679	10,345,964	11,296,389
Research, development and engineering	833,811	812,050	2,581,473	2,789,801
Total operating expense	4,089,885	4,628,729	12,927,437	14,086,190
Operating income/(loss)	442,876	(270,701)	(152,081)	(2,953,127)
Other income (expense):
Other expense	(3,389)	(231)	(4,258)	(1,904)
Interest expense	(55,099)	(71,991)	(179,860)	(237,081)
Total other expense	(58,488)	(72,222)	(184,118)	(238,985)
Income/(loss) from continuing operations before income taxes	384,388	(342,923)	(336,199)	(3,192,112)
Income tax (benefit)/expense	(130,977)	44,797	(63,350)	(173,801)
Net income/(loss) from continuing operations	515,365	(387,720)	(272,849)	(3,018,311)
Gain on sale, net of $1,508,373 of related income taxes	15,096,666	—	15,096,666	—
Income/(loss) from discontinued operations, net of income tax (benefit)/expense of $(349,515), $(35,095), $(349,515), and $209,678.	145,293	(57,358)	(644,241)	342,685
Net income/(loss) from discontinued operations	15,241,959	(57,358)	14,452,425	342,685
Net income/(loss)	15,757,324	(445,078)	14,179,576	(2,675,626)
Preferred stock dividend	33,699	28,941	97,331	74,731
Net income/(loss) attributable to common stockholders	$15,723,625	$(474,019)	$14,082,245	$(2,750,357)
Net income/(loss) per share from continuing operations:
Basic	$0.02	$(0.01)	$(0.01)	$(0.11)
Diluted	$0.02	$(0.01)	$(0.01)	$(0.11)
Net income/(loss) per share from discontinued operations:
Basic	$0.55	$0.00	$0.52	$0.01
Diluted	$0.47	$0.00	$0.52	$0.01
Net income/(loss) per share attributable to common stockholders:
Basic	$0.57	$(0.02)	$0.51	$(0.10)
Diluted	$0.48	$(0.02)	$0.51	$(0.10)
Weighted average common shares and common equivalent shares outstanding:
Basic	27,692,539	27,605,028	27,611,905	27,531,730
Diluted	32,714,389	27,605,028	27,611,905	27,531,730

Luna Innovations Incorporated
Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,514,437	$12,802,458
Accounts receivable, net	8,940,405	10,269,012
Inventory	7,300,035	6,848,835
Prepaid expenses and other current assets	924,196	1,375,659
Current assets held for sale	—	5,801,629
Total current assets	55,679,073	37,097,593
Property and equipment, net	3,145,769	3,482,687
Intangible assets, net	3,264,285	3,367,217
Goodwill	502,000	502,000
Long term receivable- sale of HSOR business	4,000,000	—
Other assets	18,024	38,194
Non-current assets held for sale	—	10,509,282
Total assets	$66,609,151	$54,996,973
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	49,070	52,128
Accounts payable	2,188,776	2,954,742
Accrued liabilities	9,586,554	7,913,544
Deferred revenue	897,023	837,906
Current liabilities held for sale	—	2,376,703
Total current liabilities	14,554,756	15,968,356
Long-term deferred rent	1,221,170	1,319,402
Long-term debt obligations	1,057,263	2,420,032
Long-term capital lease obligations	79,246	114,940
Non-current liabilities held for sale	—	84,555
Total liabilities	16,912,435	19,907,285
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 28,402,887 and 27,988,104 shares issued, 27,815,060 and 27,541,277 shares outstanding at September 30, 2017 and December 31, 2016	29,074	28,600
Treasury stock at cost, 587,827 and 446,827 shares at September 30, 2017 and December 31, 2016	(746,007)	(517,987)
Additional paid-in capital	83,204,263	82,451,958
Accumulated deficit	(32,791,936)	(46,874,205)
Total stockholders’ equity	49,696,716	35,089,688
Total liabilities and stockholders’ equity	$66,609,151	$54,996,973

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Cash flows provided by/(used in) operating activities
Net income/(loss)	$14,179,576	$(2,675,626)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	2,241,867	2,759,877
Share-based compensation	476,428	665,354
Bad debt expense	40,753	255,522
Loss on disposal of fixed assets	3,640	—
Gain on sale of discontinued operations	(15,096,666)
Change in assets and liabilities
Accounts receivable	2,127,794	(1,197,885)
Inventory	(2,251,236)	964,443
Other current assets	380,858	(381,632)
Accounts payable and accrued expenses	(1,581,608)	(1,055,060)
Deferred revenue	59,980	(120,871)
Net cash provided by/(used in) operating activities	581,386	(785,878)
Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(893,698)	(1,433,260)
Intangible property costs	(392,485)	(317,287)
Proceeds from sale of property and equipment	3,000	—
Proceeds from sales of discontinued operations	28,026,528	—
Net cash provided by/(used in) investing activities	26,743,345	(1,750,547)
Cash flows provided by/(used in) financing activities
Payments on capital lease obligations	(38,752)	(44,404)
Payments of debt obligations	(1,375,000)	(1,375,000)
Repurchase of common stock	(228,020)	(325,060)
Proceeds from the exercise of options	29,020	—
Net cash used in financing activities	(1,612,752)	(1,744,464)
Net decrease in cash or cash equivalents	25,711,979	(4,280,889)
Cash and cash equivalents-beginning of period	12,802,458	17,464,040
Cash and cash equivalents-end of period	$38,514,437	$13,183,151

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net income/(loss)	$15,757,324	$(445,078)	$14,179,576	$(2,675,626)
Less income/(loss) from discontinued operations, net of income taxes	15,241,959	(57,358)	14,452,425	342,685
Net income/(loss) from continuing operations	515,365	(387,720)	(272,849)	(3,018,311)
Interest expense	55,099	71,991	179,860	237,081
Tax (benefit)/expense	(130,977)	44,797	(63,350)	(173,801)
Depreciation and amortization	279,147	327,235	929,615	1,089,240
EBITDA	718,634	56,303	773,276	(1,865,791)
Share-based compensation	154,671	200,326	476,428	665,354
Adjusted EBITDA	$873,305	$256,629	$1,249,704	$(1,200,437)
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com